Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT
TO
18 U.S.C. SECTION 1350 AND EXCHANGE ACT RULES 13a-14(b) AND 15d-14(b)
(Section 906 Of The Sarbanes-Oxley Act Of 2002)

In connection with the Quarterly Report of UniPro Financial Services, Inc. (the “Company”) on Form 10-QSB/A for the period ending April 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, John Vogel, Chief Executive Officer of the Company, and  Robert C. Scherne, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2006	By:	/s/ John Vogel
John Vogel (chief executive officer)

Date: June 14, 2006	By:	/s/ Robert C. Scherne
Robert C. Scherne (chief financial officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.